CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-51223, 333-40264 and 333-108992 of The Procter & Gamble Company on Form S-8 of our report dated March 28, 2011, appearing in this Annual Report on Form 11-K of the Employee Savings and Thrift Plan – Modern Industries Company (Dammam) and Modern Products Company (Saudi Arabia) for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Cincinnati, Ohio
March 28, 2011